Exhibit 99.1
NEWS RELEASE

For further information, contact:	Matt Quantz, Manager — Corporate Communications
(337) 232-7028, www.petroquest.com
PETROQUEST ENERGY ANNOUNCES PRICING OF
$150 MILLION OF 10% SENIOR NOTES DUE 2017
LAFAYETTE, LA — August 12, 2010 — PetroQuest Energy, Inc. (NYSE: PQ) announced today that it has priced an offering at par of $150 million aggregate principal amount of Senior Notes due 2017, which will bear interest at a rate of 10% per annum. The Company intends to use the net proceeds from the offering to fund its pending tender offer and consent solicitation for its existing 10 3/8% Senior Notes due 2012 (the “2012 Notes”) and its expected redemption of any 2012 Notes not purchased in the tender offer. The Company expects to close the sale of the Senior Notes on August 19, 2010, subject to the satisfaction of customary closing conditions.
J.P. Morgan Securities Inc. is acting as book-running manager for the Senior Notes offering. The offering will be made only by means of a prospectus supplement and the accompanying base prospectus, copies of which may be obtained on the website of the Securities and Exchange Commission at www.sec.gov. Alternatively, the underwriters will provide copies upon request to:

J.P. Morgan Securities Inc.
383 Madison Avenue, 3rd Floor
New York, NY 10179
Attention: Syndicate Desk
prospectus@jpmchase.com
(212) 270-6366
This news release shall not constitute an offer to sell or a solicitation of an offer to buy the Senior Notes or any other securities, nor shall there be any sale of the Senior Notes or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A shelf registration statement relating to the securities has been filed with the SEC and was declared effective on July 23, 2009. The offering and sale of the Senior Notes will be made pursuant to this effective shelf registration statement.
About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Arkoma Basin, East Texas, South Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest’s common stock trades on the New York Stock Exchange under the ticker PQ.
Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our ability to find oil and natural gas reserves that are economically recoverable, the volatility of oil and natural gas prices and significantly depressed natural gas prices since the middle of 2008, the uncertain economic conditions in the United States and globally, the declines in the values of our properties that have resulted in and may in the future result in additional ceiling test write-downs, our ability to replace reserves and sustain production, our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in prospect development and property acquisitions or dispositions and in projecting future rates of production or future reserves, the timing of development expenditures and drilling of wells, hurricanes and other natural disasters, including the impact of the oil spill in the Gulf of Mexico on our present and future operations, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.
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